Exhibit 10.30

                         PROFESSIONAL SERVICES AGREEMENT

This Professional Services Agreement ("Agreement") is effective as of this 28th day of February, 2006 ("Effective Date") by and between American Soil Technologies, Inc., ("AST") with offices located at 12224 Montague Street, Pacoima, California 91331 and Grosvenor Financial Partners, LLC ("Grosvenor") a Delaware corporation, or their assignees, with its principal office located at 50 Division Avenue, Suite 57 Millington, New Jersey 07946 (each a "Party," collectively the "Parties").

WHEREAS, Grosvenor will provide Advisory and Consulting Services in connection with qualifying suitable Strategic Partners and other business opportunities ("Consulting Services")

WHEREAS, AST desires to retain Grosvenor to provide Advisory and Consulting Services to AST and Grosvenor desires to provide such Advisory and Consulting Services;

WHEREAS, AST is endeavoring to obtain Strategic Partnerships in order to further develop, expand and enhance its business. The business of the AST shall be hereinafter referred to as the "Venture" and;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions contained herein, AST and Grosvenor (when used together these companies are sometimes collectively referred to herein as the "Parties") hereto agree as follows:

1 Company Requirements

1.1 Requirements. Grosvenor shall use its best efforts to assist AST in positioning itself to various types of prospective Strategic Partners in order to obtain agreements for the Venture and to introduce AST to various prospective Strategic Partnership sources. Potential Strategic Partnership sources and any of their affiliates introduced to AST by Grosvenor shall be hereinafter referred to as ("Client)"or Clients). A Strategic Partner shall be considered to have been introduced to AST by Grosvenor if such Introduction is submitted to AST by Grosvenor by being added to or listed on "Exhibit A" attached hereto, under the column "Name of Introduction", any additions to "Exhibit A" are to be submitted via fax or email. All Strategic Partners submitted by Grosvenor to AST are to be approved or challenged within twenty-four hours (24), if not challenged the Strategic Partner shall become part of "Exhibit A" and are covered under the stipulations of sections 1.6 and 1.7. Grosvenor shall also perform the following, if requested by AST:

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     a)   Review and analyze AST's business information, information packages and business plan in order to assist AST in determining the type of Strategic Partners required by AST for the Venture. In addition, Grosvenor will be allowed to review all paper documents by
     b) AST at any time including public records, due diligence documents, contracts signed by AST, employment agreements, letters of intent, etc.
     c) If needed and requested by AST, Grosvenor will advise, review and/or comment on a written documents for presentation by AST for the purpose of sending out to potential Strategic Partners.
     d) Advise AST as to the types of Strategic Partnership sources generally available.
     e) Introduce the AST to various Strategic Partner sources for the Venture. The Strategic Partnership introductions will be on a "best efforts" basis as there can be no guarantee that Grosvenor will actually succeed finding a Strategic Partnership for AST.
     f) Assist AST in reviewing any offer received from a Strategic Partner and help resolve conflicts to the terms of such offer.
     g) Advise AST as to the manner in which AST can position and structure itself, if appropriate; in order to maximize its attractiveness to various types of Strategic Partners. Grosvenor shall not negotiate with such Strategic Partners nor is Grosvenor authorized to represent AST in any discussions with such Strategic Partners. Grosvenor's sole function with respect to the Strategic Partners is to provide introductions.

1.2 Duties of AST. shall be solely responsible for the decision as to whether to accept any Strategic Partner introduced by Grosvenor. AST shall be under no obligation to accept any offer or to close any offer of any Strategic Partner. AST understands and acknowledges that this Agreement is by no means a guarantee of completing a Strategic Partnership of any kind through the introduction by Grosvenor of any Strategic Partner, and all work performed by Grosvenor is on a "best efforts" basis.

1.3 Introduction. Grosvenor shall be deemed to have introduced a Strategic Partner to AST if the Strategic Partners name was submitted to AST by Grosvenor, via fax or email, as a potential Client, in accordance with Section 1.1, and Grosvenor did initially advised the Client of the AST's interest. Assuming compliance with Section 1.1, the introduction shall be deemed to have been made by Grosvenor within twenty-four hours of Grosvenor providing the Funder's name to AST as a potential Client.

1.4 Strategic Partner Lists. Grosvenor shall provide AST with a detailed list, attached hereto as Exhibit A or attached in a Microsoft document entitled Exhibit A including names of each potentially interested Client, which has been contacted by Grosvenor within thirty (30) days of such prospective Funder expressing an interest in the Venture. AST may solicit any potential source, which it deems appropriate, without the consent of Grosvenor, except those Strategic Partners, which have been previously contacted by Grosvenor.

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1.5 Use of Materials. In contacting potential Funders, Grosvenor shall have the right to utilize the information concerning the Venture, which has been imparted to it by AST, or its agents. The information contained in the materials which AST has prepared for Grosvenor's use in connection with locating potential Clients. Grosvenor acknowledges that any AST trade secret information imparted to Grosvenor by AST regarding the Venture ("Proprietary Information") is for the exclusive use of Grosvenor in connection with the location of a Strategic Partner for the AST and may be disclosed in accordance with the terms of this Agreement and Grosvenor shall not disclose any such Proprietary Information to any third party other than a prospective Client, or to an agent, representative, employee or officer of a prospective Client, without the consent of the AST. AST also represents that all Proprietary Information provided by AST to Grosvenor is true and accurate.

1.6 Term & Non-Circumvention. The term of the AST portion of this Agreement shall be for a period of three (3) years from the date of listing on Exhibit A, as a result of an introduction made by Grosvenor, listed and sent via email to AST on Exhibit A. Grosvenor shall be retained as a consultant for any and all agreements provided by a Strategic Partner which is introduced to AST, in accordance with Section 1.1 of this Agreement, as long as the "term sheet" or "letter of intent" is mutually signed by both AST and the Client within three
(3) years from the "Date of Introduction" on Exhibit A hereto. AST also agrees to acknowledge receipt of, names via email and adhere to the guidelines set forth in "Exhibit B" of this Agreement entitled "Non-Circumvention Agreement" between the AST and Grosvenor.

1.7 Retainer. AST agrees to pay Grosvenor as a consultant for a period of five months. Grosvenor will be paid a fee of cash of $2,500.00 per month upon the signing of this agreement and payable on the first day of each month and on the first of each of the following five months. Grosvenor's consulting fee will be paid into an established account for Grosvenor at Wells Fargo Bank said fee which is non refundable.

1.8 Consulting Fees. If AST enters into a Strategic Partnership agreement with a Client introduced by Grosvenor, AST agrees to retain Grosvenor, as an advisor to AST, for a period twelve (12) months immediately upon the signing such agreement. AST agrees to pay Grosvenor an amount of $5,000.00 per month during consecutive twelve-month period, commencing upon signing by a client, with one-year extensions to be mutually agreed upon. AST shall be under no obligation to accept any offer of a Strategic Partnership agreement with a Client introduced by Grosvenor. AST understands and acknowledges the minimum twelve-month obligation this Agreement if AST signs a Strategic Partnership agreement with a Client introduced by Grosvenor.

Expense Reimbursement. Grosvenor shall be reimbursed for all pre-approved expenses incurred which are approved for in writing by AST. Such reimbursable expenses would include travel, entertainment, lodging, etc. which needs to be

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approved in writing beforehand by AST on a case-by-case basis. AST will not be responsible for any outside expenses that is not pre-approved by AST.

1.9 Best Efforts. Grosvenor shall use its reasonable best efforts to locate an appropriate Strategic Partnership sources for the Venture. However, there can be no assurance that Grosvenor will be successful in locating such a Strategic Partner acceptable to AST.

II. General Provisions

2.1 Entire Agreement; Amendment. This Agreement contains the entire agreement between these Parties with respect to the subject matter hereof and there are no promises, covenants, or representations, which are not contained herein. This Agreement may not be amended or modified except by a written agreement executed by two of the Parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties hereto. This Agreement is final and supersedes over all other prior agreements made before the date hereof, whether written or oral. Nothing in this Agreement shall be interpreted to provide that Grosvenor and AST are partners, joint ventures or assignees of the other. Grosvenor shall remain an independent contractor providing advisory services to AST.

2.2 Notices . All notices under this Agreement shall be in writing and shall be served by personal service, regular mail, or acknowledged via email. Notices sent by email shall be addressed to each part at its respective email address, which shall be agreed upon later. Each party may notify the other party of a different email address to which notices shall be sent in writing to the then current address.

2.3 Governing Law. This Agreement shall be governed by, and constructed under the laws of the state of California. Should the Grosvenor Advisory fee be deemed subject to specific California laws or regulations this agreement shall remain valid and any compliance required shall be supported and implemented by both parties.

2.4 Indemnification. AST hereby also agrees to indemnify and hold harmless Grosvenor, as more fully outlined in Exhibit C attached hereto as a legal and binding part of this Agreement, and each of its agents, employees and representatives from, and against any and all losses, claims, damages, and liabilities, joint or several, including attorney's fees, to which any such person may become subject insofar as such losses, claims, damages or liabilities arise out of, or are based upon, the truthfulness or accuracy of any information provided by AST to Grosvenor.

2.5 Parties Bound. The Parties to this Agreement hereby state they have the authority to enter into this Agreement. The promises made herein shall be binding upon all undersigned parties, and are the joint and several obligations of each of the undersigned. Each party will take responsible steps to insure that their associates, employees, agents, representatives and officers abide by the provisions of this Agreement.

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The parties hereto, and each of them, further represent and declare that they have carefully read this Contract and know the contents thereof and sign the same freely and voluntarily, and each of the parties hereto have been given the opportunity to confer with counsel.

2.6 Arbitration. Any controversy or claim between or among the parties, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in San Francisco, California in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim.

2.7 Arbitration (continued) Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

2.8 Not a Joint Venture. It is agreed and understood that each party herein is acting on its own behalf and nothing in this Agreement shall be deemed to create any relationship of partnership, joint venture or any other form of cotenancy. AST acknowledges that it is relying upon its own legal, accounting, brokerage and professional counsel in connection with all actions to be taken pursuant to, or contemplated by this Agreement.

2.9 Severability. If a court of competent jurisdiction declares any provision of this Agreement void, illegal, or unenforceable, the remainder of this Agreement shall be valid and enforceable to the extent permitted by applicable law. In such event, the parties shall use their best efforts to replace the invalid or unenforceable provisions by a provision that, to the extent permitted by the applicable law, achieves the purposes intended under the invalid or unenforceable provision. Any deviation by either party from the terms and provisions of this Agreement to comply with applicable laws, rules or regulations shall not be considered a breach of this Agreement.

3.0 Waiver of Compliance. Any failure by any party hereto to enforce any term of this Agreement shall not be considered a waiver of that party's right thereafter to enforce each and every item and condition of this Agreement.

3.1 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Facsimile signatures shall be valid to bind the parties if original signatures are thereafter obtained.

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IN WITNESS WHEREOF, the parties hereunto have executed the Agreement on the day and year set forth below. This agreement is to be ratified by providing a signed copy of a resolution of AST authorizing and approving this agreement to GROSVENOR within ten (10) business days.

     Agreed & Accepted,                            Agreed & Accepted,
         ("AST")                                     ("Grosvenor")


/s/ Carl P. Ranno                       /s/ Robert W. George II
------------------------------------    --------------------------------------
Carl P. Ranno                           Robert W. George II
President & CEO                         Managing Director

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                        GROSVENOR FINANCIAL PARTNERS, LLC

                                    EXHIBIT A

       SCHEDULE OF INTRODUCTIONS MADE TO AMERICAN SOIL TECHNOLOGIES, INC.


NAME OF INTRODUCTION                DATE OF INTRO                 ORGANIZATION
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                                    EXHIBIT B

             NON-CIRCUMVENTION AGREEMENT & NON-DISCLOSURE AGREEMENT

That AST hereto desires to transact business together with Grosvenor. In consideration of the mutual promises herein, the undersigned Parties, intending to be legally bound, hereby irrevocably agree not to attempt to circumvent, avoid, or bypass each other with respect to the introductions made to AST by Grosvenor by any officer or director, either directly or indirectly for the purpose of avoiding payment of consulting or advisory fees, compensation or otherwise, by way of any corporation, trust partnership, or other entity, or individually, by either party to the other, in conjunction with transaction or transactions of business involving said Parties.

The Parties will neither disclose nor reveal to any third party, in any manner, any confidential information provided by the other including, but not limited to, names, addresses, emails, facsimile, and telephone numbers or any means or access thereto, including bank information, code or reference and/or privileged information without the specific prior written consent of the other party.

It is further agreed that, should AST attempt to circumvent Grosvenor the total of all fees, expenses, and commissions will be immediately due and payable to Grosvenor. Regardless of any prior compensation agreements signed by all Parties, should circumvention be attempted by AST, the minimum cash compensation due to Grosvenor will be ten percent (10.0%) of any funds that were being pursued for by AST and ten percent (10.0%) stock of the total number of shares of stock sold to Grosvenor Strategic Partners.

All transactions will continue to be governed by the terms and conditions of this Agreement (including Exhibit A and Exhibit B) until the term is ended as mentioned in Section 1.6 of this Agreement.

For the convenience of the Parties, the use of email-transmitted copies of this Agreement will be legally binding upon them. The Parties will also have the right to seek the appropriate and/or injunctive relief to prevent a violation or continuing violation of this Agreement in a court designated as follows. The venue for all arbitration hearings or proceedings and any court actions will be in San Francisco in the State of California.

This agreement may be amended by written addendum signed by all Parties hereto or their authorized agents. Further, any changes will be incorporated as part of this agreement.

     Agreed & Accepted,                            Agreed & Accepted,
         ("AST")                                     ("Grosvenor")

Date:                                   Date:



/s/ Carl P. Ranno                       /s/ Robert W. George II
------------------------------------    --------------------------------------
Carl P. Ranno                           Robert W. George II
President & CEO                         Managing Director

                                    EXHIBIT C

                            INDEMNIFICATION AGREEMENT

AST agrees to indemnify and hold harmless Grosvenor and all of its agents, employees, affiliates, control persons, successors in interest or any other individuals which Grosvenor may contract out to assist in providing Advisory Services, and assigns (each an "Indemnitee" and collectively the "Indemnitees") from and against, without limitation, any and all liability, losses, claims, damages, obligations, legal proceedings, causes of action, suits, investigations, penalties, judgments, awards, costs, expenses, and disbursements (collectively "Losses") directly or indirectly caused by, relating to, based upon, arising out of or in connection with (a) any material or negligent act or omission by any Indemnitee while acting on behalf of AST in any fashion, (b) any material, actual untrue statement of a material fact contained in or any actual omission of from written information furnished by AST to any Indemnitee, (c) investigation, preparing, or defending any related action, suit, proceeding, or investigation, whether or not in connection with litigation in which any Indemnitee is a party as a result of any material, and negligent act or omission.

If any action, suit, proceeding or investigation is commenced, as to which any Indemnitee proposes to demand indemnification, the Indemnitee shall notify AST with reasonable promptness; provided, however, failure by an Indemnitee to notify AST shall not relieve AST from its obligations hereunder.

AST shall have the right to control the defense and settlement of any such action, suit, proceeding or investigation; will assume the defense and settlement of any such action, suit, proceeding or investigation: notwithstanding the obligation of AST to employ counsel in connection with any such action, suit, proceeding, or investigation, an Indemnitee will be entitled to employ counsel separate from counsel of AST and from any other party in such action if such Indemnitee reasonably determines that representation by counsel chosen by AST constitutes a conflict on any significant issue between the positions of such Indemnitee and AST or any other party represented by counsel chosen by AST of if AST fails to provide counsel reasonably satisfactory to the Indemnitee in a timely manner.

In no event will AST be responsible for the fees and expenses of more than one counsel (in addition to any necessary local counsel) for all Indemnities at any time in connection with any action, suit, proceeding or investigation or separate but substantially similar or related actions, suits, proceedings, or investigations in the same jurisdiction. AST shall be liable for any payment of any award or settlement of any claim against any indemnitee made with AST's written consent, which consent shall not be unreasonably withheld.

AST shall not, without the prior written consent of the Indemnitee seeking indemnification, which shall not be withheld unreasonably, settle or compromise
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any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes an unconditional release from all liability for the Indemnitee. In no event shall AST be liable for special, incidental, or consequential damages.

These Indemnification Provisions shall be in addition to any liability, which AST may otherwise have to the Indemnitees or prospective purchasers in the transaction contemplated by the Engagement Letter. Notwithstanding any other provision hereof, these Indemnification Provisions shall not apply to any portion of Losses to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the negligence or willful misconduct of the Indemnitee seeking indemnification hereunder. Neither termination nor completion of the engagement of Grosvenor pursuant to the Engagement Letter shall affect these Indemnification Provisions, which shall remain operative and in full force and effect.

     Agreed & Accepted,                            Agreed & Accepted,
         ("AST")                                     ("Grosvenor")



/s/ Carl P. Ranno                       /s/ Robert W. George II
------------------------------------    --------------------------------------
Carl P. Ranno                           Robert W. George II
President & CEO                         Managing Director